UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2009, The Blackstone Group L.P. issued a press release announcing financial results for its quarter ended September 30, 2009.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

Blackstone discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in the attached press release:

•

Blackstone uses Economic Net Income, or “ENI”, as a key measure of value creation and as a benchmark of its performance. ENI represents segment net income excluding the impact of income taxes and initial public offering (“IPO”) and acquisition-related items, including charges associated with equity-based compensation, the amortization of intangibles and corporate actions including acquisitions. For segment reporting purposes, revenues and expenses are presented on a basis that deconsolidates the investment funds we manage.

The aggregate of ENI for all reportable segments equals Total Segment ENI. ENI is used by management primarily in making resource deployment and compensation decisions across Blackstone’s four segments.

•

Economic Net Income After Taxes represents ENI adjusted to reflect the implied provision (benefit) for income taxes calculated using the same methodology applied in calculating the tax provision (benefit) for The Blackstone Group L.P.

•

Blackstone uses Net Fee Related Earnings from Operations, which is a component of Adjusted Cash Flows from Operations, as a key measure to highlight earnings from operations excluding the income related to performance fees and allocations and related carry plan costs and income earned from Blackstone’s investments in the Blackstone Funds and realized and unrealized gains (losses) from other investments. Management uses Net Fee Related Earnings from Operations as a measure to assess whether recurring revenue from our businesses more than adequately covers all of our operating expenses and generates profitability. Net Fee Related Earnings from Operations equals (i) contractual revenues and interest income, (ii) less compensation expenses, which include amortization of non-IPO and acquisition-related equity-based awards, but exclude amortization of IPO and acquisition-based equity awards, carried interest and incentive fee compensation, (iii) less other operating expenses and (iv) less cash taxes calculated in a manner similar to our ENI provision for income taxes.

Blackstone uses Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (“EBITDA-NFRE”) as a measure of segment performance and a useful indicator of our ability to cover our recurring operating expenses. EBITDA-NFRE equals Net Fee Related Earnings from Operations before segment interest expense, segment depreciation and amortization and the cash taxes included in Net Fee Related Earnings from Operations.

•

Blackstone has managed its historical liquidity and capital requirements by focusing on its cash flows before consolidation of the Blackstone Funds and the effect of normal changes in assets and liabilities which it anticipates will be settled for cash within one year. Normal movements in Blackstone’s short-term assets and liabilities do not affect its distribution decisions given its current and historical balance sheet liquidity, including available cash, marketable securities and available borrowing capability. Adjusted Cash Flows from Operations, which is derived from our segment reported results, is a supplemental measure to assess liquidity and amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

ii

Adjusted Cash Flows from Operations represents net cash flows used in or provided by operating activities adjusted for (i) IPO and acquisition-related corporate actions, (ii) cash flows relating to changes in operating assets and liabilities, (iii) Blackstone Funds-related investment activity, (iv) net realized gains (losses) on illiquid investments, (v) differences in the timing of realized gains by The Blackstone Group L.P. versus the Blackstone Funds, (vi) non-controlling interests related to departed employees, (vii) GAAP taxes versus cash income taxes which are calculated in a manner similar to our ENI provision for income taxes, (viii) non-controlling interests in income of consolidated entities, and (ix) other adjustments.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the attached press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release of The Blackstone Group L.P. dated November 6, 2009.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2009

The Blackstone Group L.P.

By:	Blackstone Group Management L.L.C.,
its general partner

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Chief Legal Officer

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